Exhibit 5.2 KULIK, GOTTESMAN SIEGEL & WARE LLP

Glen L. Kulik

Donald S. Gottesman

Leonard Siegel

Thomas M. Ware II

Gary Kessler

David A. Bernardoni

Mitchell S. Brachman

Patricia Brum

Justin A. Nash

Mark A. Talise

Of Counsel:

Jeffrey S. Adelman

Kirk Schenck

Attorneys at Law Comerica Bank Building 15303 Ventura Boulevard Suite 1400 Sherman Oaks, California 91403 www.kgswlaw.com June 18, 2018	Telephone (310) 557-9200 Facsimile (310) 557-0224 Sender’s e-mail address: dgottesman@kgswlaw.com File No. 2192-0860

Kennedy-Wilson, Inc.

151 S. El Camino Drive

Beverly Hills, CA 90212

Re:	Registration Statement on Form S-4 Relating to Exchange Offer for up to $250,000,000 in Aggregate Principal Amount of Kennedy-Wilson, Inc.’s 5.875% Senior Notes Due 2024

Ladies and Gentlemen:

We have acted as special counsel to Kennedy-Wilson, Inc., a Delaware corporation (the “Company”), in connection with the issuance of up to $250,000,000 in aggregate principal amount of its 5.875% Senior Notes due 2024 (the “Exchange Notes”) and the guarantees of the Exchange Notes (the “Guarantees”) by each of the entities listed on Exhibit A hereto (the “Guarantors”), pursuant to an indenture (the “Base Indenture”) dated as of March 25, 2014 between the Company, and Wilmington Trust, National Association as trustee (the “Trustee”), as supplemented by Supplemental Indenture No. 1 (“Supplemental Indenture No. 1”) dated as of March 25, 2014 among the Company, Kennedy-Wilson Holdings, Inc., a Delaware Corporation (the “Parent”), each subsidiary of the Company named therein and the Trustee, Supplemental Indenture No. 2 (“Supplemental Indenture No. 2”) dated as of September 5, 2014 among the Company, the Parent, the subsidiary of the Company named therein and the Trustee, Supplemental Indenture No. 3 (“Supplemental Indenture No. 3”) dated as of November 11, 2014 among the Company, the Parent, each subsidiary of the Company named therein and the Trustee, Supplemental Indenture No. 4 (“Supplemental Indenture No. 4”) dated January 22, 2016, among the Company, the Parent, each subsidiary of the Company named therein and the Trustee, Supplemental Indenture No. 5 (“Supplemental Indenture No. 5”) dated February 11, 2016 among the Company, the Parent, each subsidiary of the Company named therein and the Trustee, Supplemental Indenture No. 6 (“Supplemental Indenture No. 6”) dated May 19, 2016 among the Company, the Parent, each subsidiary of the Company named therein and the Trustee, Supplemental Indenture No. 7

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Kennedy-Wilson, Inc.

June 18, 2018

(“Supplemental Indenture No. 7”) dated April 13, 2017 among the Company, the Parent, each subsidiary of the Company named therein and the Trustee, Supplemental Indenture No. 8 (“Supplemental Indenture No. 8”) dated February 16, 2018 among the Company, the Parent, each subsidiary of the Company named therein and the Trustee and Supplemental Indenture No. 9 (such supplemental indenture, together with the Base Indenture, Supplemental Indenture No. 1, Supplemental Indenture No. 2, Supplemental Indenture No. 3, Supplemental Indenture No. 4, Supplemental Indenture No. 5, Supplemental Indenture No. 6, Supplemental Indenture No. 7 and Supplemental Indenture No. 8, the “Indenture”) dated March 2, 2018 among the Company, the Parent, each subsidiary of the Company named therein and the Trustee, and a registration statement on Form S-4 under the Securities Act of 1933, as amended (the “Act”), filed with the Securities and Exchange Commission (the “Commission”) on June 18, 2018 (the “Registration Statement”). The Exchange Notes and the Guarantees will be issued in exchange for certain of the Company’s outstanding 5.875% Senior Notes due 2024 (the “Private Notes”), and the related guarantees, on the terms set forth in the prospectus contained in the Registration Statement (the “Prospectus”). This opinion is being furnished in connection with the requirements of Item 601(b)(5) of Regulation S-K under the Act, and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement or Prospectus, other than as expressly stated herein with respect to the issue of the Exchange Notes and Guarantees.

As such counsel, we have examined such matters of fact and questions of law as we have considered appropriate for purposes of this letter. With your consent, we have relied upon certificates and other assurances of officers of the Company, the Guarantors and others as to factual matters without having independently verified such factual matters. We are opining herein as to the internal laws of the States of California and Illinois, the General Corporation Law of the State of Delaware, the Delaware Limited Liability Company Act, and the Delaware Revised Uniform Limited Partnership Act, and we express no opinion with respect to the applicability thereto, or the effect thereon, of the laws of any other jurisdiction or, in the case of California, Delaware and Illinois, any other laws, or as to any matters of municipal law or the laws of any local agencies within any state; provided, however, that we are admitted to practice law only in the State of California and have assumed without further inquiry that the laws of the State of Illinois are substantially similar to and would lead to the same result as those of the State of California in respect of the opinions contained herein and base our opinions upon such assumption. Various matters concerning the laws of the State of New York are addressed in the letter of Latham & Watkins LLP, which has been separately provided to you. We express no opinion with respect to those matters herein, and, to the extent elements of

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Kennedy-Wilson, Inc.

June 18, 2018

those opinions are necessary to the conclusions expressed herein, we have, with your consent, assumed such matters.

Subject to the foregoing and the other matters set forth herein, it is our opinion that, as of the date hereof, when the Exchange Notes have been duly executed, issued and authenticated in accordance with the terms of the Indenture and delivered in exchange for the Private Notes in the circumstances contemplated by the Registration Statement and Prospectus, the Exchange Notes and the Guarantees will have been duly authorized by all necessary corporate, limited partnership or limited liability company action, as applicable, of the Company and the Guarantors, respectively.

Our opinion is subject to the following: (i) the effect of bankruptcy, insolvency, reorganization, preference, fraudulent transfer, moratorium or other similar laws relating to or affecting the rights and remedies of creditors; (ii) the effect of general principles of equity, whether considered in a proceeding in equity or at law (including the possible unavailability of specific performance or injunctive relief), concepts of materiality, reasonableness, good faith and fair dealing, and the discretion of the court before which a proceeding is brought; (iii) the invalidity in certain circumstances under law or court decisions of provisions providing for the indemnification of or contribution to a party with respect to a liability, where such indemnification or contribution is contrary to public policy; and (iv) we express no opinion as to (a) any provision for liquidated damages, default interest, late charges, monetary penalties, make-whole premiums or other economic remedies to the extent such provisions are deemed to constitute a penalty, (b) consents to, or restrictions upon, governing law, jurisdiction, venue, arbitration, remedies or judicial relief, (c) the waiver of rights or defenses contained in Section 4.4 of the Base Indenture, (d) any provision requiring the payment of attorneys’ fees, where such payment is contrary to law or public policy, (e) any provision permitting, upon acceleration of the Exchange Notes, collection of that portion of the stated principal amount thereof that might be determined to constitute unearned interest thereon, (f) provisions purporting to make a guarantor primarily liable rather than as a surety and provisions purporting to waive modifications of any guaranteed obligation, to the extent such modification constitutes a novation, (g) advance waivers of claims, defenses, rights granted by law, notice, opportunity for hearing, evidentiary requirements, statutes of limitation, trial by jury or at law or other procedural rights, (h) waivers of broadly or vaguely stated rights, (i) covenants not to compete, (j) provisions for exclusivity, election or cumulation of rights or remedies, (k) provisions authorizing or validating conclusive or discretionary determinations, (l) grants of setoff rights, (m) proxies, powers and trusts, (n) provisions prohibiting, restricting or requiring consent to assignment or transfer of any right or property, and (o) the severability, if invalid, of provisions to the foregoing effect. We express no opinion or view as to federal or state securities laws, tax laws, antitrust or

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June 18, 2018

trade regulation laws, insolvency or fraudulent transfer laws, antifraud laws, compliance with fiduciary duty requirements, pension or employee benefit laws, usury laws, environmental laws, margin regulations, rules of the Financial Industry Regulatory Authority, Inc. or stock exchange rules (without limiting other laws excluded by customary practice).

With your consent, we have assumed that (a) the Indenture, the Exchange Notes and the Guarantees (collectively, the “Documents”) have been duly authorized, executed and delivered by the parties thereto other than the Company and the Guarantors, (b) the Documents constitute legally valid and binding obligations of the parties thereto other than the Company and the Guarantors, enforceable against each of them in accordance with their terms, and (c) the status of the Documents as legally valid and binding obligations of the parties is not affected by any (i) breaches of, or defaults under, agreements or instruments, (ii) violations of statutes, rules, regulations or court or governmental orders or (iii) failures to obtain required consents, approvals or authorizations from, or make required registrations, declarations or filings with, governmental authorities.

This opinion is for your benefit in connection with the Registration Statement and may be relied upon by you and by persons entitled to rely upon it pursuant to the applicable provisions of the Act. We consent to your filing this opinion as an exhibit to the Registration Statement and to the reference to our firm contained in the Prospectus under the heading “Legal Matters.” In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ Donald S. Gottesman

Donald S. Gottesman, Esq.

KULIK GOTTESMAN SIEGEL & WARE LLP

KULIK GOTTESMAN SIEGEL & WARE LLP

Kennedy-Wilson, Inc.

June 18, 2018

Exhibit A

1.	Kennedy-Wilson Holdings, Inc., a Delaware corporation
2.	Kennedy-Wilson Properties, Ltd., a Delaware corporation
3.	Kennedy-Wilson Property Services, Inc., a Delaware corporation
4.	Kennedy-Wilson Property Services II, Inc., a Delaware corporation
5.	Kennedy Wilson Property Services III, L.P., a Delaware limited partnership
6.	Kennedy-Wilson Property Equity, Inc., a Delaware corporation
7.	Kennedy-Wilson Property Equity II, Inc., a Delaware corporation
8.	Kennedy-Wilson Property Special Equity, Inc., a Delaware corporation
9.	Kennedy-Wilson Property Special Equity II, Inc., a Delaware corporation
10.	Kennedy Wilson Property Special Equity III, LLC, a Delaware limited liability company
11.	K-W Properties, a California corporation
12.	Kennedy Wilson Property Services III GP, LLC, a Delaware limited liability company
13.	KW BASGF II Manager, LLC, a Delaware limited liability company
14.	KWF Investors I, LLC, a Delaware limited liability company
15.	KWF Investors III, LLC, a Delaware limited liability company
16.	KWF Manager I, LLC, a Delaware limited liability company
17.	KWF Manager II, LLC, a Delaware limited liability company
18.	KWF Manager III, LLC, a Delaware limited liability company
19.	Kennedy Wilson Overseas Investments, Inc. a Delaware corporation
20.	Fairways 340 Corp., a Delaware corporation
21.	KW—Richmond, LLC, a Delaware limited liability company
22.	SG KW Venture I Manager LLC, a Delaware limited liability company
23.	KW Loan Partners I LLC, a Delaware limited liability company
24.	KW Summer House Manager, LLC, a Delaware limited liability company
25.	KW Montclair, LLC, a Delaware limited liability company
26.	KW Serenade Manager, LLC, a Delaware limited liability company
27.	K-W Santiago Inc., a California corporation
28.	KW Redmond Manager, LLC, a Delaware limited liability company
29.	Dillingham Ranch Aina LLC, a Delaware limited liability company
30.	68-540 Farrington, LLC, a Delaware limited liability company
31.	KW Dillingham Aina LLC, a Delaware limited liability company
32.	Kennedy Wilson Fund Management Group, LLC, a California limited liability company
33.	Kennedy-Wilson International, a California corporation
34.	Kennedy-Wilson Tech, Ltd., a California corporation
35.	KWP Financial I, a California corporation

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36.	Kennedy-Wilson Properties, LTD., an Illinois corporation
37.	Kennedy Wilson Auction Group Inc., a California corporation
38.	KWF Manager IV, LLC, a Delaware limited liability company
39.	KW Ireland, LLC, a Delaware limited liability company
40.	Kennedy Wilson Property Equity IV, LLC, a Delaware limited liability company
41.	Kennedy Wilson Real Estate Sales & Marketing, a California corporation
42.	KWF Investors IV, LLC, a Delaware limited liability company
43.	KWF Investors V, LLC, a Delaware limited liability company
44.	Meyers Research, LLC, a Delaware limited liability company
45.	KW Armacost, LLC, a Delaware limited liability company
46.	Santa Maria Land Partners Manager, LLC, a Delaware limited liability company
47.	KW Investment Adviser, LLC, a Delaware limited liability company
48.	Kennedy-Wilson Capital, a California corporation
49.	KW Four Points LLC, a Delaware limited liability company
50.	KW Loan Partners VII, LLC, a Delaware limited liability company
51.	KWF Investors VII, LLC, a Delaware limited liability company
52.	KWF Manager VII, LLC, a Delaware limited liability company
53.	KW Residential Capital, LLC, a Delaware limited liability company
54.	KW Boise Plaza, LLC, a Delaware limited liability company
55.	KW Loan Partners VIII, LLC, a Delaware limited liability company
56.	Kennedy Wilson Property Services IV, L.P., a Delaware limited partnership
57.	Kennedy Wilson Property Services IV GP, LLC, a Delaware limited liability company
58.	KW EU Loan Partners II, LLC, a Delaware limited liability company
59.	KW 1200 Main, LLC, a Delaware limited liability company
60.	KW Harrington LLC, a Delaware limited liability company
61.	KW 5200 Lankershim Manager, LLC, a Delaware limited liability company
62.	KWF Manager X, LLC, a Delaware limited liability company
63.	KWF Manager XI, LLC, a Delaware limited liability company
64.	KWF Manager XII, LLC, a Delaware limited liability company
65.	KW Real Estate Venture XIII, LLC, a Delaware limited liability company
66.	KWF Manager XIII, LLC, a Delaware limited liability company
67.	KW EU Loan Partners III, LLC, a Delaware limited liability company
68.	KW EU Investors I, LLC, a Delaware limited liability company
69.	KW Richfield Plaza, LLC, a Delaware limited liability company
70.	KW Currier Square Shopping Center, LLC, a Delaware limited liability company
71.	KW Creekview Shopping Center, LLC, a Delaware limited liability company
72.	KW Securities, LLC, a Delaware limited liability company
73.	KW Victory Land Loan, LLC, a Delaware limited liability company

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74.	KW Victory Plaza Loan, LLC, a Delaware limited liability company
75.	Country Ridge IX, LLC, a Delaware limited liability company
76.	KW EU Investors VIII, LLC, a Delaware limited liability company
77.	KW Park Santa Fe, LLC, a Delaware limited liability company
78.	KW Cypress, LLC, a Delaware limited liability company
79.	KW Tacoma Condos, LLC, a Delaware limited liability company
80.	KW Desert Ramrod Sponsor, LLC, a Delaware limited liability company
81.	KW 9350 Civic Center Drive, LLC, a Delaware limited liability company
82.	KW Taylor Yard 55, LLC, a Delaware limited liability company
83.	KW Red Cliff Shopping Center, LLC, a Delaware limited liability company
84.	KW Holiday Village Shopping Center, LLC, a Delaware limited liability company
85.	KW Hilltop Manager II, LLC, a Delaware limited liability company
86.	KW Bozeman Investors, LLC, a Delaware limited liability company
87.	KW One Baxter Way GP, LLC, a Delaware limited liability company
88.	KW Riverdale and 36, LLC, a Delaware limited liability company
89.	KW 400 California Member, LLC, a Delaware limited liability company
90.	KW CIG Management Services, LLC, a Delaware limited liability company
91.	KW Terra West Sponsor, LLC, a Delaware limited liability company
92.	KW Hanover Quay, LLC, a Delaware limited liability company
93.	Kennedy Wilson Property Equity VI, LLC, a Delaware limited liability company
94.	Kennedy Wilson Property Services VI, LLC, a Delaware limited liability company
95.	KW LV 3 Sponsor, LLC, a Delaware limited liability company
96.	KW NB LLC, a Delaware limited liability company
97.	KW Camarillo Land, LLC, a Delaware limited liability company